Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(Subsections (a) and (b) of Section 1350,

Chapter 63 of Title 18, United States Code)

In connection with the Quarterly Report on Form 10-Q for the period ending June 30, 2009 of Health Enhancement Products, Inc., a Nevada corporation (the “Company”), as filed with the Securities and Exchange Commission (the “Report”), I, Janet L. Crance, Principal Administrative Officer and Chief Accounting Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350), that to the best of my knowledge and belief:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 14, 2009

/s/ Janet L. Crance

Janet L. Crance

Principal Administrative Officer

And Principal Financial Officer